Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2022 Financial Results
Organic Growth Powers Record Q2 Revenues, Annual Recurring Revenues (ARR) and Cloud Revenues
Second Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$876.8	$878.8	$699.8	$700.4	$364.9	$365.0
+2.5%	+2.7%	+2.2%	+2.3%	+4.1%	+4.2%
Annual Recurring Revenues represent 80% of Total Revenues

•Record Q2 results reflective of our Cloud-first strategy to drive organic growth
•Continued investments in talent, innovation, digital marketing and global sales coverage
•Operating cash flows were $216.6 million and free cash flows were $206.0 million
•GAAP-based net income of $88.3 million, up 234.9% Y/Y, margin of 10.1%, up 1,780 basis points Y/Y
•Adjusted EBITDA of $343.5 million, margin of 39.2%
•GAAP-based diluted EPS of $0.32, up 233.3% Y/Y
•Non-GAAP diluted EPS of $0.89, down 6.3% Y/Y
•Strengthened Security offering with acquisition of Zix Corporation for $896.0 million and Bricata Inc.
•Issued $1.5 billion of senior notes to refinance existing debt and provide $650 million of incremental capital
•During the quarter, the company repurchased and cancelled 1.8 million shares for $91.0 million under our share repurchase plans
Waterloo, ON, February 3, 2022 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the second quarter ended December 31, 2021.
“We delivered another robust quarter of organic growth driven by demand for OpenText Cloud Editions, closed the Zix acquisition and we are raising our Fiscal 2022 target model to include cloud growth of up to 10% and total revenue growth of up to 4%. The first half of Fiscal 2022 provides demonstrable progress towards our Fiscal 2024 Aspirations to include up to 4% organic growth,” said Mark J. Barrenechea, OpenText CEO & CTO. “Total revenues of $876.8 million grew 2.5% year-over-year and were led by Cloud revenues of $364.9 million, up 4.1% year-over-year. Total Annual Recurring Revenues of $699.8 million grew 2.2% year-over-year, representing 80% of our total revenues.”
“OpenText brings a complete and integrated suite of Information Management solutions to customers of all sizes, while providing the layers of defense needed to help organizations secure their users, end points, and networks in the face of ever-increasing cyber threats and ransomware. With the addition of Zix to our Security & Protection Cloud, OpenText leads the market in cyber resiliency with a powerhouse SMB platform for data protection, threat management, email security and compliance solutions,” said Mr. Barrenechea.
“I am very pleased with OpenText’s performance in Q2. We delivered $343.5 million of adjusted EBITDA and $206.0 million in free cash flows while purchasing Zix Corporation for $896.0 million,” said Madhu Ranganathan, OpenText EVP, CFO. “With our recent refinancing of outstanding debt, we have approximately $1.5 billion of cash as of December 31, 2021, and a net leverage ratio of 2.0x. Our balance sheet and liquidity position remain strong as we continue to focus on investments that advance our products and systems to drive our organic growth, while supporting the integration and profitability of current and future acquisitions.”

Financial Highlights for Q2 Fiscal 2022 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q2 FY'22	Q2 FY'21	$ Change	% Change	Q2 FY'22 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$364.9	$350.5	$14.4	4.1%	$365.0	4.2%
Customer support	334.9	334.5	0.4	0.1%	335.4	0.3%
Total annual recurring revenues**	$699.8	$684.9	$14.8	2.2%	$700.4	2.3%
License	109.5	107.3	2.1	2.0%	110.5	3.0%
Professional service and other	67.5	63.4	4.2	6.6%	67.8	7.0%
Total revenues	$876.8	$855.6	$21.2	2.5%	$878.8	2.7%
GAAP-based operating income	$192.9	$234.5	($41.6)	(17.7)%	N/A	N/A
Non-GAAP-based operating income (1)	$321.8	$340.5	($18.7)	(5.5)%	$326.1	(4.2)%
GAAP-based net income (loss) attributable to OpenText	$88.3	($65.5)	$153.8	234.9%	N/A	N/A
GAAP-based earnings (loss) per share (EPS), diluted	$0.32	($0.24)	$0.56	233.3%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.89	$0.95	($0.06)	(6.3)%	$0.90	(5.3)%
Adjusted EBITDA (1)	$343.5	$360.8	($17.2)	(4.8)%	$347.8	(3.6)%
Operating cash flows	$216.6	$282.5	($65.8)	(23.3)%	N/A	N/A
Free cash flows (1)	$206.0	$274.8	($68.8)	(25.0)%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'22 YTD	FY'21 YTD	$ Change	% Change	FY'22 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$721.5	$691.4	$30.0	4.3%	$718.2	3.9%
Customer support	670.1	663.9	6.2	0.9%	663.9	—%
Total annual recurring revenues**	$1,391.6	$1,355.3	$36.3	2.7%	$1,382.1	2.0%
License	183.0	175.9	7.2	4.1%	183.0	4.1%
Professional service and other	134.5	128.5	6.0	4.7%	133.4	3.9%
Total revenues	$1,709.1	$1,659.7	$49.5	3.0%	$1,698.5	2.3%
GAAP-based operating income	$375.6	$416.8	($41.3)	(9.9)%	N/A	N/A
Non-GAAP-based operating income (1)	$623.8	$660.9	($37.1)	(5.6)%	$625.9	(5.3)%
GAAP-based net income attributable to OpenText	$220.2	$37.9	$182.3	481.1%	N/A	N/A
GAAP-based EPS, diluted	$0.81	$0.14	$0.67	478.6%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$1.72	$1.84	($0.12)	(6.5)%	$1.73	(6.0)%
Adjusted EBITDA (1)	$666.9	$703.1	($36.2)	(5.2)%	$668.8	(4.9)%
Operating cash flows	$406.3	$516.4	($110.0)	(21.3)%	N/A	N/A
Free cash flows (1)	$369.0	$493.4	($124.4)	(25.2)%	N/A	N/A

(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

•Organic revenue growth is calculated by removing the revenue contribution from newly acquired companies for the first year post acquisition.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on February 2, 2022, a cash dividend of $0.2209 per common share. The record date for this dividend is March 4, 2022 and the payment date is March 25, 2022. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText buys Zix Corporation
•OpenText announces significant expansion in partner relationship with Google
•Key customer wins in the quarter include Novartis Pharmaceuticals, Kimberly-Clark, Volkswagen AG, Hyundai Motor Company, Bank of New York Mellon Corporation, CNX Resources Corporation, Becton Dickinson, The Auto Club Group, Lids Sports Group, B. Braun, PillPack, Inc., Aspen Dental Management, Hawaiian Electric Company, US Army Corps of Engineers and National Food Industries
•OpenText announces executive appointments
•OpenText named one of Canada’s most admired corporate cultures for 2021
•OpenText strengthens Security & Protection Cloud with Network Detection & Response
•OpenText empowers companies to Be Digital at OpenText World
•OpenText extends leadership in Global Digital Commerce with Business Network Cloud
•OpenText announces pricing of senior unsecured fixed rate notes to redeem outstanding 2026 notes

Summary of Quarterly Results
	Q2 FY'22	Q1 FY'22	Q2 FY'21	% Change (Q2 FY'22 vs Q1 FY'22)		% Change (Q2 FY'22 vs Q2 FY'21)
Revenue (millions)	$876.8	$832.3	$855.6	5.3%		2.5%
GAAP-based gross margin	70.2%	69.0%	70.5%	120	bps	(30)	bps
Non-GAAP-based gross margin (1)	76.4%	75.7%	77.1%	70	bps	(70)	bps
GAAP-based earnings (loss) per share, diluted	$0.32	$0.48	($0.24)	(33.3)%		233.3%
Non-GAAP-based EPS, diluted (1)(2)	$0.89	$0.83	$0.95	7.2%		(6.3)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted a quarterly shareholder letter and investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning February 3, 2022 at 7:00 p.m. ET through 11:59 p.m. on February 17, 2022 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 8296 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to Non-GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2022 (Fiscal 2022) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, Fiscal 2024 Aspirations, declaration of quarterly dividends, potential share repurchases pursuant to its Repurchase Plan, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2022 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks and uncertainties such as those relating to the duration and severity of the COVID-19 pandemic, including any new strains or resurgences, as well as our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2022 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2021	June 30, 2021
ASSETS	(unaudited)
Cash and cash equivalents	$1,511,792	$1,607,306
Accounts receivable trade, net of allowance for credit losses of $15,849 as of December 31, 2021 and $22,151 as of June 30, 2021	427,020	438,547
Contract assets	22,336	25,344
Income taxes recoverable	19,855	32,312
Prepaid expenses and other current assets	118,353	98,551
Total current assets	2,099,356	2,202,060
Property and equipment	243,850	233,595
Operating lease right of use assets	230,973	234,532
Long-term contract assets	22,920	19,222
Goodwill	5,195,078	4,691,673
Acquired intangible assets	1,355,003	1,187,260
Deferred tax assets	747,780	796,738
Other assets	228,142	208,894
Long-term income taxes recoverable	41,428	35,362
Total assets	$10,164,530	$9,609,336
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$364,739	$423,592
Current portion of long-term debt	10,000	10,000
Operating lease liabilities	62,910	58,315
Deferred revenues	848,977	852,629
Income taxes payable	16,219	17,368
Total current liabilities	1,302,845	1,361,904
Long-term liabilities:
Accrued liabilities	16,401	28,830
Pension liability	75,055	74,511
Long-term debt	4,211,488	3,578,859
Long-term operating lease liabilities	214,824	224,453
Long-term deferred revenues	90,669	98,989
Long-term income taxes payable	34,133	34,113
Deferred tax liabilities	89,290	108,224
Total long-term liabilities	4,731,860	4,147,979
Shareholders' equity:
Share capital and additional paid-in capital
271,006,308 and 271,540,755 Common Shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively; authorized Common Shares: unlimited	1,990,913	1,947,764
Accumulated other comprehensive income	31,349	66,238
Retained earnings	2,174,467	2,153,326
Treasury stock, at cost (1,476,420 and 1,567,664 shares at December 31, 2021 and June 30, 2021, respectively)	(67,966)	(69,386)
Total OpenText shareholders' equity	4,128,763	4,097,942
Non-controlling interests	1,062	1,511
Total shareholders' equity	4,129,825	4,099,453
Total liabilities and shareholders' equity	$10,164,530	$9,609,336

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Cloud services and subscriptions	$364,886	$350,454	$721,475	$691,440
Customer support	334,875	334,492	670,112	663,891
License	109,493	107,348	183,022	175,871
Professional service and other	67,545	63,350	134,498	128,455
Total revenues	876,799	855,644	1,709,107	1,659,657
Cost of revenues:
Cloud services and subscriptions	122,129	117,882	241,908	230,506
Customer support	29,668	29,668	59,151	58,862
License	3,741	4,302	7,710	6,791
Professional service and other	53,041	46,619	104,766	93,200
Amortization of acquired technology-based intangible assets	52,602	54,091	105,769	112,128
Total cost of revenues	261,181	252,562	519,304	501,487
Gross profit	615,618	603,082	1,189,803	1,158,170
Operating expenses:
Research and development	103,622	100,238	203,787	194,141
Sales and marketing	163,938	147,897	310,178	280,297
General and administrative	71,513	62,765	142,990	118,954
Depreciation	21,779	20,280	43,165	42,283
Amortization of acquired customer-based intangible assets	52,665	54,926	104,549	109,919
Special charges (recoveries)	9,217	(17,494)	9,561	(4,250)
Total operating expenses	422,734	368,612	814,230	741,344
Income from operations	192,884	234,470	375,573	416,826
Other income (expense), net	(25,037)	5,251	4,745	8,134
Interest and other related expense, net	(40,245)	(37,595)	(77,300)	(76,684)
Income before income taxes	127,602	202,126	303,018	348,276
Provision for (recovery of) income taxes	39,266	267,559	82,716	310,303
Net income (loss) for the period	$88,336	$(65,433)	$220,302	$37,973
Net (income) loss attributable to non-controlling interests	(38)	(44)	(89)	(74)
Net income (loss) attributable to OpenText	$88,298	$(65,477)	$220,213	$37,899
Earnings (loss) per share—basic attributable to OpenText	$0.32	$(0.24)	$0.81	$0.14
Earnings (loss) per share—diluted attributable to OpenText	$0.32	$(0.24)	$0.81	$0.14
Weighted average number of Common Shares outstanding—basic (in '000's)	272,112	272,433	272,078	272,210
Weighted average number of Common Shares outstanding—diluted (in '000's)	272,931	272,433	273,074	273,019

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net income (loss) for the period	$88,336	$(65,433)	$220,302	$37,973
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(21,347)	26,065	(31,439)	48,710
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $37 and $751 for the three months ended December 31, 2021 and 2020, respectively; ($354) and $1,056 for the six months ended December 31, 2021 and 2020, respectively	104	2,082	(982)	2,927
(Gain) loss reclassified into net income (loss) - net of tax (expense) recovery effect of ($7) and ($227) for the three months ended December 31, 2021 and 2020, respectively; ($110) and ($283) for the six months ended December 31, 2021 and 2020, respectively	(18)	(628)	(305)	(784)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($104) and ($441) for the three months ended December 31, 2021 and 2020, respectively; ($336) and ($1,357) for the six months ended December 31, 2021 and 2020, respectively	(1,435)	(981)	(2,484)	(2,686)
Amortization of actuarial (gain) loss into net income (loss) - net of tax (expense) recovery effect of $67 and $93 for the three months ended December 31, 2021 and 2020, respectively; $135 and $180 for the six months ended December 31, 2021 and 2020, respectively	159	243	321	484
Total other comprehensive income (loss) net, for the period	(22,537)	26,781	(34,889)	48,651
Total comprehensive income (loss)	65,799	(38,652)	185,413	86,624
Comprehensive (income) loss attributable to non-controlling interests	(38)	(44)	(89)	(74)
Total comprehensive income (loss) attributable to OpenText	$65,761	$(38,696)	$185,324	$86,550

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended December 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2021	272,534	$1,991,719	(1,426)	$(63,477)	$2,225,363	$53,886	$1,024	$4,208,515
Issuance of Common Shares
Under employee stock option plans	56	1,966	—	—	—	—	—	1,966
Under employee stock purchase plans	226	9,421	—	—	—	—	—	9,421
Share-based compensation	—	14,409	—	—	—	—	—	14,409
Purchase of treasury stock	—	—	(400)	(19,593)	—	—	—	(19,593)
Issuance of treasury stock	—	(15,104)	350	15,104	—	—	—	—
Repurchase of Common Shares	(1,810)	(11,498)	—	—	(79,536)	—	—	(91,034)
Dividends declared ($0.2209 per Common Share)	—	—	—	—	(59,658)	—	—	(59,658)
Other comprehensive income (loss) - net	—	—	—	—	—	(22,537)	—	(22,537)
Net income for the period	—	—	—	—	88,298	—	38	88,336
Balance as of December 31, 2021	271,006	$1,990,913	(1,476)	$(67,966)	$2,174,467	$31,349	$1,062	$4,129,825

	Three Months Ended December 31, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2020	272,174	$1,872,411	(1,394)	$(58,788)	$2,213,053	$39,695	$1,349	$4,067,720
Issuance of Common Shares
Under employee stock option plans	213	6,893	—	—	—	—	—	6,893
Under employee stock purchase plans	202	7,260	—	—	—	—	—	7,260
Share-based compensation	—	14,526	—	—	—	—	—	14,526
Issuance of treasury stock	—	(11,233)	293	11,233	—	—	—	—
Dividends declared ($0.2008 per Common Share)	—	—	—	—	(54,500)	—	—	(54,500)
Other comprehensive income (loss) - net	—	—	—	—	—	26,781	—	26,781
Net income (loss) for the period	—	—	—	—	(65,477)	—	44	(65,433)
Balance as of December 31, 2020	272,589	$1,889,857	(1,101)	$(47,555)	$2,093,076	$66,476	$1,393	$4,003,247

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Six Months Ended December 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	852	29,265	—	—	—	—	—	29,265
Under employee stock purchase plans	423	17,910	—	—	—	—	—	17,910
Share-based compensation	—	28,343	—	—	—	—	—	28,343
Purchase of treasury stock	—	—	(400)	(19,593)	—	—	—	(19,593)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Repurchase of Common Shares	(1,810)	(11,498)	—	—	(79,536)	—	—	(91,034)
Dividends declared ($0.4418 per Common Share)	—	—	—	—	(119,536)	—	—	(119,536)
Other comprehensive income (loss) - net	—	—	—	—	—	(34,889)	—	(34,889)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income for the period	—	—	—	—	220,213	—	89	220,302
Balance as of December 31, 2021	271,006	$1,990,913	(1,476)	$(67,966)	$2,174,467	$31,349	$1,062	$4,129,825

	Six Months Ended December 31, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect, net	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares
Under employee stock option plans	524	15,498	—	—	—	—	—	15,498
Under employee stock purchase plans	202	7,553	193	6,690	—	—	—	14,243
Share-based compensation	—	26,262	—	—	—	—	—	26,262
Purchase of treasury stock	—	—	(965)	(41,870)	—	—	—	(41,870)
Issuance of treasury stock	—	(11,233)	293	11,233	—	—	—	—
Dividends declared ($0.3754 per Common Share)	—	—	—	—	(101,769)	—	—	(101,769)
Other comprehensive income (loss) - net	—	—	—	—	—	48,651	—	48,651
Net income for the period	—	—	—	—	37,899	—	74	37,973
Balance as of December 31, 2020	272,589	$1,889,857	(1,101)	$(47,555)	$2,093,076	$66,476	$1,393	$4,003,247

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss) for the period	$88,336	$(65,433)	$220,302	$37,973
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	127,046	129,297	253,483	264,330
Share-based compensation expense	14,409	14,526	28,343	26,262
Pension expense	1,529	1,615	3,015	3,120
Amortization of debt issuance costs	1,293	1,142	2,454	2,254
Loss on extinguishment of debt	27,413	—	27,413	—
Loss on sale and write down of property and equipment	11	380	38	953
Deferred taxes	6,210	81,577	20,892	80,397
Share in net (income) loss of equity investees	(2,042)	(2,034)	(31,357)	(8,255)
Changes in operating assets and liabilities:
Accounts receivable	(25,339)	(42,115)	51,187	32,727
Contract assets	(11,497)	(10,355)	(18,745)	(20,193)
Prepaid expenses and other current assets	(1,410)	11,457	(11,221)	7,966
Income taxes	(13,985)	147,809	2,776	168,841
Accounts payable and accrued liabilities	5,705	14,891	(108,629)	(36,538)
Deferred revenue	(12,177)	22,621	(50,693)	(18,647)
Other assets	9,371	(2,016)	16,913	(1,467)
Operating lease assets and liabilities, net	1,771	(20,907)	142	(23,364)
Net cash provided by operating activities	216,644	282,455	406,313	516,359
Cash flows from investing activities:
Additions of property and equipment	(10,635)	(7,651)	(37,347)	(22,956)
Purchase of Zix Corporation, net of cash acquired	(837,573)	—	(837,573)	—
Purchase of Bricata Inc.	(17,927)	—	(17,927)	—
Purchase of XMedius	—	444	—	444
Purchase of Dynamic Solutions Group Inc.	—	(371)	—	(371)
Other investing activities	(3,567)	867	(3,271)	(1,370)
Net cash used in investing activities	(869,702)	(6,711)	(896,118)	(24,253)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	8,968	13,338	45,688	29,177
Proceeds from long-term debt and Revolver	1,500,000	—	1,500,000	—
Repayment of long-term debt and Revolver	(852,500)	(602,500)	(855,000)	(605,000)
Debt extinguishment costs	(24,969)	—	(24,969)	—
Debt issuance costs	(15,347)	—	(15,347)	—
Repurchase of Common Shares	(91,034)	—	(91,034)	—
Purchase of treasury stock	(19,593)	—	(19,593)	(41,870)
Distribution to non-controlling interest	—	—	(396)	—
Payments of dividends to shareholders	(59,658)	(54,500)	(119,536)	(101,769)
Net cash provided by (used in) financing activities	445,867	(643,662)	419,813	(719,462)
Foreign exchange gain (loss) on cash held in foreign currencies	(16,436)	22,979	(25,713)	33,771
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(223,627)	(344,939)	(95,705)	(193,585)
Cash, cash equivalents and restricted cash at beginning of the period	1,737,722	1,848,617	1,609,800	1,697,263
Cash, cash equivalents and restricted cash at end of the period	$1,514,095	$1,503,678	$1,514,095	$1,503,678

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	December 31, 2021	December 31, 2020
Cash and cash equivalents	$1,511,792	$1,500,561
Restricted cash (1)	2,303	3,117
Total cash, cash equivalents and restricted cash	$1,514,095	$1,503,678

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to the COVID-19 pandemic, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income (Loss). Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2021 (In thousands, except for per share data)
	Three Months Ended December 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$122,129		$(897)	(1)	$121,232
Customer support	29,668		(409)	(1)	29,259
Professional service and other	53,041		(647)	(1)	52,394
Amortization of acquired technology-based intangible assets	52,602		(52,602)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	615,618	70.2%	54,555	(3)	670,173	76.4%
Operating expenses
Research and development	103,622		(2,652)	(1)	100,970
Sales and marketing	163,938		(5,006)	(1)	158,932
General and administrative	71,513		(4,798)	(1)	66,715
Amortization of acquired customer-based intangible assets	52,665		(52,665)	(2)	—
Special charges (recoveries)	9,217		(9,217)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	192,884		128,893	(5)	321,777
Other income (expense), net	(25,037)		25,037	(6)	—
Provision for (recovery of) income taxes	39,266		148	(7)	39,414
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	88,298		153,782	(8)	242,080
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.57	(8)	$0.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 31% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$88,298	$0.32
Add:
Amortization	105,267	0.39
Share-based compensation	14,409	0.05
Special charges (recoveries)	9,217	0.03
Other (income) expense, net	25,037	0.09
GAAP-based provision for (recovery of) income taxes	39,266	0.15
Non-GAAP-based provision for income taxes	(39,414)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$242,080	$0.89
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2021
GAAP-based net income, attributable to OpenText	$88,298
Add:
Provision for (recovery of) income taxes	39,266
Interest and other related expense, net	40,245
Amortization of acquired technology-based intangible assets	52,602
Amortization of acquired customer-based intangible assets	52,665
Depreciation	21,779
Share-based compensation	14,409
Special charges (recoveries)	9,217
Other (income) expense, net	25,037
Adjusted EBITDA	$343,518

GAAP-based net income margin	10.1%
Adjusted EBITDA margin	39.2%
Reconciliation of Free cash flows

Three Months Ended December 31, 2021
GAAP-based cash flows provided by operating activities	$216,644
Add:
Capital expenditures (1)	(10,635)
Free cash flows	$206,009

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2021 (In thousands, except for per share data)
	Six Months Ended December 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$241,908		$(1,804)	(1)	$240,104
Customer support	59,151		(1,130)	(1)	58,021
Professional service and other	104,766		(1,368)	(1)	103,398
Amortization of acquired technology-based intangible assets	105,769		(105,769)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,189,803	69.6%	110,071	(3)	1,299,874	76.1%
Operating expenses
Research and development	203,787		(5,586)	(1)	198,201
Sales and marketing	310,178		(9,616)	(1)	300,562
General and administrative	142,990		(8,839)	(1)	134,151
Amortization of acquired customer-based intangible assets	104,549		(104,549)	(2)	—
Special charges (recoveries)	9,561		(9,561)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	375,573		248,222	(5)	623,795
Other income (expense), net	4,745		(4,745)	(6)	—
Provision for (recovery of) income taxes	82,716		(6,207)	(7)	76,509
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	220,213		249,684	(8)	469,897
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.81		$0.91	(8)	$1.72

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$220,213	$0.81
Add:
Amortization	210,318	0.77
Share-based compensation	28,343	0.10
Special charges (recoveries)	9,561	0.04
Other (income) expense, net	(4,745)	(0.02)
GAAP-based provision for (recovery of) income taxes	82,716	0.30
Non-GAAP-based provision for income taxes	(76,509)	(0.28)
Non-GAAP-based net income, attributable to OpenText	$469,897	$1.72
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2021
GAAP-based net income, attributable to OpenText	$220,213
Add:
Provision for (recovery of) income taxes	82,716
Interest and other related expense, net	77,300
Amortization of acquired technology-based intangible assets	105,769
Amortization of acquired customer-based intangible assets	104,549
Depreciation	43,165
Share-based compensation	28,343
Special charges (recoveries)	9,561
Other (income) expense, net	(4,745)
Adjusted EBITDA	$666,871

GAAP-based net income margin	12.9%
Adjusted EBITDA margin	39.0%
Reconciliation of Free cash flows

Six Months Ended December 31, 2021
GAAP-based cash flows provided by operating activities	$406,313
Add:
Capital expenditures (1)	(37,347)
Free cash flows	$368,966

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2021 (In thousands, except for per share data)
	Three Months Ended September 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$119,779		$(907)	(1)	$118,872
Customer support	29,483		(721)	(1)	28,762
Professional service and other	51,725		(721)	(1)	51,004
Amortization of acquired technology-based intangible assets	53,167		(53,167)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	574,185	69.0%	55,516	(3)	629,701	75.7%
Operating expenses
Research and development	100,165		(2,934)	(1)	97,231
Sales and marketing	146,240		(4,610)	(1)	141,630
General and administrative	71,477		(4,041)	(1)	67,436
Amortization of acquired customer-based intangible assets	51,884		(51,884)	(2)	—
Special charges (recoveries)	344		(344)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	182,689		119,329	(5)	302,018
Other income (expense), net	29,782		(29,782)	(6)	—
Provision for (recovery of) income taxes	43,450		(6,355)	(7)	37,095
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	131,915		95,902	(8)	227,817
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.48		$0.35	(8)	$0.83

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 25% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$131,915	$0.48
Add:
Amortization	105,051	0.38
Share-based compensation	13,934	0.05
Special charges (recoveries)	344	—
Other (income) expense, net	(29,782)	(0.11)
GAAP-based provision for (recovery of) income taxes	43,450	0.17
Non-GAAP-based provision for income taxes	(37,095)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$227,817	$0.83
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2021
GAAP-based net income, attributable to OpenText	$131,915
Add:
Provision for (recovery of) income taxes	43,450
Interest and other related expense, net	37,055
Amortization of acquired technology-based intangible assets	53,167
Amortization of acquired customer-based intangible assets	51,884
Depreciation	21,386
Share-based compensation	13,934
Special charges (recoveries)	344
Other (income) expense, net	(29,782)
Adjusted EBITDA	$323,353

GAAP-based net income margin	15.8%
Adjusted EBITDA margin	38.9%
Reconciliation of Free cash flows

Three Months Ended September 30, 2021
GAAP-based cash flows provided by operating activities	$189,669
Add:
Capital expenditures (1)	(26,712)
Free cash flows	$162,957

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2020 (In thousands, except for per share data)
	Three Months Ended December 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$117,882		$(1,143)	(1)	$116,739
Customer support	29,668		(499)	(1)	29,169
Professional service and other	46,619		(666)	(1)	45,953
Amortization of acquired technology-based intangible assets	54,091		(54,091)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	603,082	70.5%	56,399	(3)	659,481	77.1%
Operating expenses
Research and development	100,238		(2,707)	(1)	97,531
Sales and marketing	147,897		(4,957)	(1)	142,940
General and administrative	62,765		(4,554)	(1)	58,211
Amortization of acquired customer-based intangible assets	54,926		(54,926)	(2)	—
Special charges (recoveries)	(17,494)		17,494	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	234,470		106,049	(5)	340,519
Other income (expense), net	5,251		(5,251)	(6)	—
Provision for (recovery of) income taxes	267,559		(225,150)	(7)	42,409
GAAP-based net income (loss) / Non-GAAP-based net income, attributable to OpenText	(65,477)		325,948	(8)	260,471
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.24)		$1.19	(8)	$0.95

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 132% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the three months ended December 31, 2020 includes an income tax provision charge from the Internal Revenue Service (IRS) settlement partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits.

(8)    Reconciliation of GAAP-based net loss to Non-GAAP-based net income:

	Three Months Ended December 31, 2020
		Per share diluted*
GAAP-based net loss, attributable to OpenText	$(65,477)	$(0.24)
Add:
Amortization	109,017	0.40
Share-based compensation	14,526	0.05
Special charges (recoveries)	(17,494)	(0.06)
Other (income) expense, net	(5,251)	(0.02)
GAAP-based provision for (recovery of) income taxes	267,559	0.98
Non-GAAP-based provision for income taxes	(42,409)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$260,471	$0.95

*Weighted average number of Common Shares - diluted (in thousands) used in the calculation of Non-GAAP-based earnings per share for the three months ended December 31, 2020 were 273,183.
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2020
GAAP-based net loss, attributable to OpenText	$(65,477)
Add:
Provision for (recovery of) income taxes	267,559
Interest and other related expense, net	37,595
Amortization of acquired technology-based intangible assets	54,091
Amortization of acquired customer-based intangible assets	54,926
Depreciation	20,280
Share-based compensation	14,526
Special charges (recoveries)	(17,494)
Other (income) expense, net	(5,251)
Adjusted EBITDA	$360,755

GAAP-based net loss margin	(7.7)%
Adjusted EBITDA margin	42.2%
Reconciliation of Free cash flows

Three Months Ended December 31, 2020
GAAP-based cash flows provided by operating activities	$282,455
Add:
Capital expenditures (1)	(7,651)
Free cash flows	$274,804

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2020 (In thousands, except for per share data)
	Six Months Ended December 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$230,506		$(1,979)	(1)	$228,527
Customer support	58,862		(941)	(1)	57,921
Professional service and other	93,200		(1,183)	(1)	92,017
Amortization of acquired technology-based intangible assets	112,128		(112,128)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,158,170	69.8%	116,231	(3)	1,274,401	76.8%
Operating expenses
Research and development	194,141		(5,049)	(1)	189,092
Sales and marketing	280,297		(9,014)	(1)	271,283
General and administrative	118,954		(8,096)	(1)	110,858
Amortization of acquired customer-based intangible assets	109,919		(109,919)	(2)	—
Special charges (recoveries)	(4,250)		4,250	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	416,826		244,059	(5)	660,885
Other income (expense), net	8,134		(8,134)	(6)	—
Provision for (recovery of) income taxes	310,303		(228,515)	(7)	81,788
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	37,899		464,440	(8)	502,339
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.14		$1.70	(8)	$1.84

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 89% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the six months ended December 31, 2020 includes an income tax provision charge from the IRS settlement partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$37,899	$0.14
Add:
Amortization	222,047	0.81
Share-based compensation	26,262	0.10
Special charges (recoveries)	(4,250)	(0.02)
Other (income) expense, net	(8,134)	(0.03)
GAAP-based provision for (recovery of) income taxes	310,303	1.14
Non-GAAP-based provision for income taxes	(81,788)	(0.30)
Non-GAAP-based net income, attributable to OpenText	$502,339	$1.84
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2020
GAAP-based net income, attributable to OpenText	$37,899
Add:
Provision for (recovery of) income taxes	310,303
Interest and other related expense, net	76,684
Amortization of acquired technology-based intangible assets	112,128
Amortization of acquired customer-based intangible assets	109,919
Depreciation	42,283
Share-based compensation	26,262
Special charges (recoveries)	(4,250)
Other (income) expense, net	(8,134)
Adjusted EBITDA	$703,094

GAAP-based net income margin	2.3%
Adjusted EBITDA margin	42.4%
Reconciliation of Free cash flows

Six Months Ended December 31, 2020
GAAP-based cash flows provided by operating activities	$516,359
Add:
Capital expenditures (1)	(22,956)
Free cash flows	$493,403

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2021 and 2020:

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	25%	13%	24%	14%
GBP	4%	6%	5%	5%
CAD	3%	13%	3%	10%
USD	60%	52%	60%	54%
Other	8%	16%	8%	17%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2021		Six Months Ended December 31, 2020
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	24%	13%	23%	14%
GBP	5%	6%	5%	5%
CAD	3%	14%	3%	10%
USD	60%	52%	61%	55%
Other	8%	15%	8%	16%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income (Loss), except for amortization of intangible assets, share-based compensation and special charges (recoveries).